Exhibit 10.1                                    Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-33527

                           PROSPECTUS SUPPLEMENT NO. 3
                      (to Prospectus dated August 13, 1997)

                             FOUR OAKS FINCORP, INC.
                  Dividend Reinvestment and Stock Purchase Plan

         This Prospectus Supplement No. 3 is part of, and should be read in conjunction with, the prospectus relating to our Dividend Reinvestment and Stock Purchase Plan dated August 13, 1997 and the Prospectus Supplement dated October 4, 2004 and the Prospectus Supplement dated December 18, 2006 (the "Prospectus"). This Prospectus Supplement No. 3 describes certain changes to the Plan and supersedes the information in the Prospectus only to the extent inconsistent with the Prospectus. The changes to the Plan include:

         Features. Participants in the Plan may now elect to make optional cash payments from $20.00 to $2,500.00 per quarter for additional Common Stock purchases. This changes the maximum optional cash payment allowable under the Plan from $1,000.00 to $2,500.00 per quarter.

         The Prospectus, together with Prospectus Supplement No. 1 and Prospectus Supplement No. 2 and this Prospectus Supplement No. 3, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to the offers and sales of Four Oaks Fincorp, Inc. Common Stock offered hereby.

         The  Prospectus   will  be  provided  upon  the  request  of  any  Plan
participant.

          This Prospectus Supplement No. 3 is dated September 22, 2008.